                             SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                          HGM/COURTLAND PROPERTIES, INC.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X  ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

[    ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
       14a-6(i)(3).

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:

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     4)   Date Filed:

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
                                                             Preliminary Copy

                           HMG/COURTLAND PROPERTIES, INC.
                             2701 South Bayshore Drive
                           Coconut Grove, Florida  33133

                           ______________________________

                                    NOTICE OF
                           ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 4, 1995
                           ______________________________


                                                                 July 5, 1995
TO THE SHAREHOLDERS:

        The annual meeting of shareholders of HMG/Courtland Properties, Inc. ("Company") will be held at 10:30 A.M., on August 4, 1995 at the Grove Island Club and Resort, 4 Grove Isle Drive, Coconut Grove, Florida for the following purposes:

1.     To elect a Board of Directors;

2. To act upon the renewal of the Advisory Agreement between the Company and Courtland Group, Inc.; and

3. To transact such other business as may properly come before the meeting.

        The record date for determining shareholders entitled to notice of and to vote at the annual meeting is June 23, 1995.

        Enclosed is a copy of the Company's Annual Report for the fiscal year ended December 31, 1994.

        It is important, whether or not you plan to attend the meeting in person, that you fill in, sign and date the accompanying proxy and return it promptly in the postage prepaid envelope which is enclosed for your convenience. The signing and mailing of the proxy will not affect your right to vote your shares in person if you attend the meeting and desire to do so.

                                  By Order of the Board of Directors

                                         Lawrence I. Rothstein
                                               Secretary

                                                             Preliminary Copy

                                 PROXY STATEMENT

                                        of

                          HMG/COURTLAND PROPERTIES, INC.


        The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of shareholders and is being mailed with this Proxy Statement to all shareholders on July 5, 1995. If a proxy card is properly signed and is not revoked by the shareholder, the shares of common stock of the Company ("Shares") represented thereby will be voted at the meeting in accordance with the instructions, if any, of the shareholder. If no instructions are given, they will be voted for the election of Directors nominated by the Board of Directors and for approval of the renewal of the Advisory Agreement between the Company and Courtland Group, Inc. ("Advisor"). Any shareholder may revoke his proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

        Holders of Shares of record at the close of business on June 23, 1995 are entitled to notice of and to vote at the meeting. On that date, there were 1,166,835 Shares outstanding. Each Share is entitled to one vote on all business of the meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. As of May 31, 1995, Transco Realty Trust ("Transco"), 2701 South Bayshore Drive, Coconut Grove, Florida 33133, was the beneficial owner of 477,300 Shares, or 41% of the outstanding Shares. As of May 31, 1995, Maurice A. Halperin and Barry S. Halperin, 441 South Federal Highway, Deerfield Beach, Florida 33441, were the beneficial owners of 177,100 Shares, or 15% of the outstanding Shares. As of May 31, 1995, Tweedy, Browne Company L.P., a registered investment advisor, TBK Partners L.P. and Vanderbilt Partners, L.P., each with a business address of 52 Vanderbilt Avenue, New York, N.Y. 10017, may be deemed to be the beneficial owners of 71,400 Shares, or 6% of the outstanding Shares. Beneficial ownership is based on sole voting and investment power.

        The Company has been advised by its officers and directors and their affiliated shareholders, Transco and the Advisor, that they intend to vote for the election of each of the nominees and for the approval of the renewal of the Advisory Agreement. Such shareholders own in the aggregate 571,530 shares, or 49% of the outstanding Shares. As a result, each of the nominees is expected to be elected as a director and the proposed renewal of the Advisory Agreement is expected to be approved. As noted below, certain directors of the Company are affiliated with principal shareholders of the Company and are principal shareholders, directors and officers of the Advisor. See "Election of Directors" below for information concerning holders who may be deemed to own beneficially more than 5% of the outstanding shares.

                               ELECTION OF DIRECTORS

        The entire Board of Directors will be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and until the election and qualification of their successors. In the event any nominee should not continue to be available for election, proxies may be voted for the election of a substitute nominee or the Board of Directors may elect to reduce the number of Directors. The Board of Directors has no reason to anticipate that any nominee will not be available for election. All of the nominees, have been elected previously by the shareholders.

        An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for the election of each Director.

        Set forth below is certain information about each nominee for Director and the Shares held by all Directors and executive officers as a group.

                                                             Shares Held as of May 31, 1995(1)
                                                             ---------------------------------

                      Principal Occupation or                      Additional Shares in
Name, Age, Year       Employment During the      Shares Owned      which the Nominee
First Became a        Past Five Years Other      by the Nominee    has, or Participates
Director and Office   than with the Company      or Members of     in, the Voting or      Total Shares and
with the Company      and Other Information      His Family        Investment Power(2)    Percent of Class
- -------------------------------------------------------------------------------------------------------------
Maurice Wiener        Chairman of the Board      30,100(4)         531,830(3)             561,930(3),(4)
 52-1974              and Chief Executive                                                      44%
 Chairman of          Officer of the Advisor;
 the Board of         Executive Trustee,
 Directors and        Transco Realty Trust;
 Chief Execu-         Director, TGIF Texas,
 tive Officer         Inc.; Trustee, PRA Real
                      Estate Securities Fund


Lee Gray              President, Treasurer and   53,000(4)         531,830(3)             584,830(3),(4)
 64-1974              Director of the Advisor;                                                 46%
 President,           Trustee and Treasurer,
 Treasurer            Transco Realty Trust;
 and Director         President and Director,
                      Chartcraft, Inc.;
                      Director, LCS Industries,
                      Inc.


                      Principal Occupation or                      Additional Shares in
Name, Age, Year       Employment During the      Shares Owned      which the Nominee
First Became a        Past Five Years Other      by the Nominee    has, or Participates
Director and Office   than with the Company      or Members of     in, the Voting or      Total Shares and
with the Company      and Other Information      His Family        Investment Power(2)    Percent of Class
- -------------------------------------------------------------------------------------------------------------
Walter G. Arader      President, Arader,         11,600(4)                0                 11,600(4)
 74-1977              Herzig and Associates,                                                     *
 Director             Inc. (financial and mana-
                      gement consultants);
                      Director, The Pep Boys -
                      Manny, Moe & Jack;
                      Director, Unitel Video,
                      Inc.; Former Secretary of
                      Commerce, Commonwealth of
                      Pennsylvania


John B. Bailey        Real estate consultant;     7,100(4)                0                  7,100(4)
67-1971               Retired CEO, Landauer                                                      *
Director              Associates, Inc. (real
                      estate consultants)
                      (1977-1988)


Harvey Comita         President and Director of   5,000(4)                0                  5,000(4)
 64-1992              Pan-Optics, Inc. (1971-
 Director             1991); Director of
                      Mediq,, Incorporated
                      (1981-1991); Trustee,
                      Transco Realty Trust


Gustav S. Eyssell     Real estate consultant;     6,400(4)          54,530                  60,930(4)
 92-1971              Director of the Advisor                                                    5%
 Director




Norman A. Fieber      Principal in Fieber         5,700(4)                0                  5,700(4)
 64-1985              Group; Principal, HMG-                                                     *
 Director             Fieber Associates;
                      Partner in Stonegate
                      Development Corp.;
                      Mallards Landing
                      Development

All 10 Directors and                            143,900(4)         531,830                 675,730(4)
Executive Officers as                                                                           53%
a Group

______________________

*        Less than one percent

(1) Unless otherwise indicated, beneficial ownership is based on sole voting and investment power with respect to the Shares.


(2) Shares listed in this column represent Shares held by entities with which the Directors or officers are associated. The Directors, officers and members of their families have no ownership rights in the Shares listed in this column. See note 3 below.

(3) This number includes the number of Shares held by Transco (477,300
    Shares), and the Advisor (54,530 shares). Of those Shares owned by Transco, 24,350 have been pledged to a brokerage firm pursuant to a margin agreement. Several of the Directors of the Company are directors, trustees, officers or shareholders of certain of those firms.

    Mr. Wiener is the executive trustee and Mr. Gray is a trustee and treasurer of Transco and they each hold 24% of its stock. They are also directors and officers of the Advisor which owns 21% of Transco's stock. Mr. Wiener is Chairman of the Board and a 36% shareholder and Mr. Gray and Mr. Eyssell are directors and 36% and 14% shareholders, respectively, of the Advisor.

    For information concerning relationships of certain directors and officers of the Company to the Advisor, see "Renewal of Advisory Agreement - Management of the Advisor."

    As a result of these relationships, the persons named above may be deemed to share investment power and voting power of Shares held by each firm with which they are associated in conjunction with a number of other persons, including in several cases persons who are neither directors nor officers of the Company.

(4) This number includes options granted under the 1990 Stock Option Plan, none of which have been exercised. These options have been granted to Mr. Wiener, 30,000; Mr. Gray, 25,000; 5,000 each to Mr. Arader, Mr. Bailey, Mr. Eyssell, Mr. Fieber and Mr. Comita; and a total of 25,000 to three officers who are not directors. Reference is made to "Compensation of Directors and Executive Officers and Other Transactions" for further information about the 1990 Stock Option Plan.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors held 3 meetings during 1994. During this period all Directors of the Company attended at least 75% of the total number of meetings of the Board and any Committee of which they were a member.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has an Audit Committee and a Stock Option Committee. The Company does not have a Compensation Committee or a Nominating Committee.

        Messrs. Fieber and Gray serve as members of the Audit Committee. The primary responsibilities of the Audit Committee are to review the annual financial statements of the Company and to examine and consider such other matters in relation to the internal and external audit of the Company's accounts and in relation to the financial affairs of the Company and its accounts as the Committee may, in its discretion, determine to be desirable. The Audit Committee met 3 times during 1994.

        Messrs. Arader and Bailey serve as the current members of the Stock Option Committee. There is currently a vacancy on the Committee, which will be filled at the next Board of Directors meeting. The Committee is authorized to grant options to officers and key employees of the Company. The Stock Option Committee met once during 1994.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
AND OTHER TRANSACTIONS

        Executive officers received no cash compensation from the Company in their capacity as executive officers. Executive officers are eligible to receive stock options pursuant to the 1990 Stock Option Plan. During 1994, no options were granted to executive officers.

        Compensation of Directors. Each Director receives an annual fee of $5,000, plus expenses and $500 for each meeting attended of the Board of Directors.

        Grant of Options. During 1994, the Stock Option Committee, under the 1990 Stock Option Plan, did not grant any options.

                             Number of Securities          Value of Unexercised
                            Underlying Unexercised      In-the-Money Options as of
                       Options as of December 31, 1994        December 31, 1994
        Name               Exercisable/Unexercisable    Exercisable/ Unexercisable
- ------------------------------------------------------------------------------------
Maurice Wiener                    30,000/0                      $75,000/0
Chief Executive Officer


        CERTAIN TRANSACTIONS. COURTLAND GROUP, INC. The day-to-day operations of the Company are handled by the Advisor, as described below under "Renewal of Advisory Agreement." As of May 31, 1995, the Company owed $33,000 to the Advisor, compared to $112,000 as of December 31, 1994 and $52,244 as of December 31, 1993. Such sums bear interest at the prime rate plus 1% and are due on demand. For further information about the Advisor's management and the remuneration of the Advisor, see below "Renewal of Advisory Agreement."

        Mr. Wiener is the executive trustee and Mr. Gray is a trustee and treasurer of Transco and they each hold 24% of its stock. They are also directors and officers of the Advisor which owns 21% of Transco's stock. Mr. Wiener is Chairman of the Board and a 36% shareholder and Mr. Gray and Mr. Eyssell are directors and 36% and 14% shareholders, respectively, of the Advisor.

SOUTH BAYSHORE ASSOCIATES. South Bayshore Associates ("SBA") is a joint venture in which Transco and the Company hold interests of 25% and 75%, respectively. The major asset of SBA is a demand note from Transco, bearing interest at the prime rate, with an outstanding balance of approximately $415,000 in principal and interest as of May 31, 1995 compared to balances of $424,000 and $417,000 as of December 31, 1994 and 1993, respectively. Beginning in the first quarter of 1992, Transco started paying a minimum of $5,000 per quarter on account of the note.

        The Company holds a demand note (which is eliminated in consolidation) from SBA bearing interest at the prime rate plus 1% with an outstanding balance as of May 31, 1995 of approximately $812,000, in principal and accrued interest, and outstanding balances as of December 31, 1994 and 1993 of approximately $807,000 and $786,000, respectively, in principal and accrued interest. No payments were made in 1993 and 1994, and accrued and unpaid interest was not capitalized.

COURTLAND INVESTMENTS, INC. Courtland Investments, Inc. ("CII") owns certain parcels of undeveloped land in the northeastern United States and has investments in companies whose primary purpose is to make equity investments in growth oriented enterprises. The Company and Masscap Investment Company, Inc. ("MICI"), a wholly-owned subsidiary of Transco, hold 95% (non-voting) and 5% (voting) interests in CII, respectively.

        In September 1993, CII acquired from an unaffiliated third party a 60% interest in four entities: Grove Isle Associates, Ltd. ( GIA ), Grove Isle Club Inc. ( GICI ), Grove Isle Yacht Club Associates ( GIYCA ) and Grove Isle Yacht Club ( GIYC ). Prior to the acquisition GIA was owned 40% by the Company, GICI was owned 40% by Courtland Group, Inc. and GIYCA and GIYC were each owned 40% by CII. CII also acquired from Courtland Group, Inc. its 40% interest in GICI based upon the purchase price paid to the third party. The third party was the defendant in a previously reported lawsuit filed by the Company relating to the acquired companies. This acquisition resolves all claims and counterclaims between the Company and the defendant. The purchase price was $750,000 and included a $250,000 promissory note payable to the individual which matures in one year. In addition to the purchase price, CII, as general partner of GIA, assumed approximately $3.5 million in third party debt owed by these entities and the former general partner.

        CII owns approximately 49% of the outstanding shares of T.G.I.F. Texas, Inc. ( TGIF ), a company engaged in the business of net leased properties in the southeastern and southwestern United States. This interest was purchased in 1986 for $1,426,000. Mr. Wiener is a director and officer of TGIF and owns, directly and indirectly, approximately 18% of the
outstanding common stock of TGIF.   In May 1992, CII purchased 345,000 non-
voting preferred redeemable shares of TGIF for $345,000. This purchase was paid by converting $280,000 of notes receivable from TGIF plus $65,000 in cash. In 1993 and 1994, TGIF redeemed from CII and Mr. Wiener 236,250 and 118,130 preferred shares, respectively, at $1.00 per share. As of December 31, 1994, CII and Mr. Wiener owned 108,750 and 54,370 preferred shares, respectively, which TGIF redeemed at $1.00 per share in June 1995.

        As of December 31, 1993, CII had advances due from TGIF of $303,000. These advances were due on demand and bore interest at the prime rate plus 1%. During 1994, CII borrowed funds from TGIF eliminating the amount due from TGIF, and resulting in CII owing $225,000 to TGIF, including accrued interest, as of December 31, 1994.

JACK BAKER 5TH AVENUE, INC. In 1992, CII and certain directors and officers of HMG, acquired a 27% interest in Jack Baker 5th Avenue, Inc. and its affiliates. In 1993, that 27% interest was increased to 85% in which CII has a 59% interest and certain directors and officers of HMG have a 41% interest. This company is a manufacturers representative and the investment in, and loans to (including accrued interest), Jack Baker 5th Avenue, Inc. were approximately $277,000 and $245,000 as of December 31, 1994 and 1993, respectively.

HMG INVESTMENT CORP. The Company has advances and debentures receivable from HMG Investment Corp., a wholly owned subsidiary of Transco, which amount to approximately $236,000 and $318,000, bearing interest at 8% and the prime rate + 2%, respectively, and which are due on demand and in 1996, respectively. As of January 2, 1990, the Company began recognizing interest income on these notes as payments are received. In 1993, the Company received an interest payment of $136,375. No payments were received in 1994 and accrued and unpaid interest is not being capitalized.

HMG-FIEBER ASSOCIATES ("FIEBER"). HMG-Fieber Associates, a joint venture in which the Company and N.A.F. Associates (a partnership controlled by Mr. Fieber, a director of the Company) hold 65% and 35% interests, respectively, owns 24 retail stores. In June 1994, this venture sold its store located in New Bedford, Massachusetts recognizing a total gain to the venture of approximately $294,000. Also in 1995, this venture sold two stores recognizing a total gain to the venture of approximately $683,000.

                       RENEWAL OF ADVISORY AGREEMENT

        The Advisory Agreement. At the 1994 annual meeting of shareholders, the Advisory Agreement was amended and renewed for a one year term expiring on December 31, 1995. The members of the Board of Directors have unanimously agreed to renew the Agreement for a term ending December 31, 1996. Under the terms of the Agreement, its renewal must be approved by the holders of a majority of the Shares. If the holders of a majority of the Shares approve the renewal of the Agreement, the Agreement will be effective during the renewed term commencing on January 1, 1996.

        The following description of the Agreement contains a summary of its material terms.

        GENERAL PROVISIONS. The Agreement is not assignable without the consent of the unaffiliated Directors of the Company and the Advisor. The Agreement provides that officers, directors, employees and agents of the Advisor or of its affiliates may serve as Directors, officers or agents of the Company.

        DUTIES OF ADVISOR. The Advisor in performing its duties under the Agreement is at all times subject to the supervision of the Directors of the Company and has only such authority as the Directors delegate to it as their agent. The Advisor counsels and presents to the Company investments consistent with the objectives of the Company and performs such research and investigation as the Directors may request in connection with the policy decisions as to the type and nature of investments to be made by the Company. Such functions include evaluation of the desirability of acquisition, retention and disposition of specific Company assets. The Advisor also is responsible for the day-to-day investment operations of the Company and conducts relations with mortgage loan brokers, originators and servicers, and determines whether investments offered to the Company meet the requirements of the Company. The Advisor provides executive and administrative personnel, office space and services required in rendering such services to the Company. To the extent required to perform its duties under the Agreement, the Advisor may deposit into and disburse from bank accounts opened in its own name any money on behalf of the Company under such terms and conditions as the Company may approve.

        ALLOCATION OF EXPENSES. Under the Agreement, the Advisor pays: all salary and employment expenses of its own personnel and of the officers and employees of the Company who are affiliates of the Advisor; all of the administrative, rent and other office expenses (except those relating to a separate office, if any, maintained by the Company) relating to its services as Advisor; and travel (to the extent not paid by any party other than the Company or the Advisor) and advertising expenses incurred in seeking investments for the Company.

        The Company is required to pay all expenses of the Company not assumed by the Advisor, including, without limitation, the following: (a) the cost of borrowed money; (b) taxes on income, real property and all other taxes applicable to the Company; (c) legal, accounting, underwriting, brokerage, transfer agent's, registrar's, indenture trustee's, listing, registration and other fees, printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities; (d) fees and expenses of advisors and independent contractors, consultants, managers and other agents employed directly by the Company; (e) expenses connected with the acquisition, disposition or ownership of mortgages or real property or other investment assets, including, to the extent not paid by any party other than the Company or the Advisor, but not limited to, costs of foreclosure, costs of appraisal, legal fees and other expenses for professional services, maintenance, repairs and improvement of property, and brokerage and sales commissions, and expenses of maintaining and managing real property equity interests; (f) the expenses of organizing or terminating the Company; (g) all insurance costs (including the cost of Directors' liability insurance) incurred in connection with the protection of the Company's property as required by the Directors; (h) expenses connected with payment of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company, including a dividend reinvestment plan, if any;
(i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;
(j) to the extent not paid by borrowers from the Company, the expenses of administering, processing and servicing mortgage, development, construction and other loans; (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (l) general legal, accounting and auditing fees and expenses;
(m) salaries and other employment expenses of the personnel employed by the Company who are not affiliates of the Advisor, fees and expenses incurred by the Directors, officers and employees in attending Directors' meetings, and fees and travel and other expenses incurred by the Directors and officers and employees of the Company who are not affiliates of the Advisor.

        Expenses relating to the grant of options to all officers and employees of the Company under a plan approved by the shareholders of the Company are borne by the Company.

        REMUNERATION OF THE ADVISOR. For services rendered under the Agreement (as amended in 1992), the Advisor is currently entitled to receive as regular compensation a monthly fee equal to the sum of (a) $72,917 (equivalent to $875,000 per year) and (b) 20% of the amount of any unrefunded commitment fees received by the Company with respect to mortgage loans and other commitments which the Company was not required to fund and which expired within the next preceding calendar month.

        In 1992, 1993 and 1994, the Advisor's annual regular compensation amounted to $950,000, $875,004 and $875,004 respectively.

        The Agreement also provides that the Advisor shall receive incentive compensation for each fiscal year of the Company equal to the sum of (a) 10% of the realized capital gains (net of accumulated net realized capital losses) and extraordinary non-recurring items of income of the Company for such year, and (b) 10% of the amount, if any, by which Net Profits of the Company exceed 8% per annum of the Average Net Worth of the Company. "Net Profits" is defined as the gross earned income of the Company for such period (exclusive of gains and losses from the disposition of assets), minus all expenses other than non-cash charges for depreciation, depletion and amortization and the incentive compensation payable to the Advisor, and minus all amounts expended for mortgage amortization on long-term mortgage indebtedness, excluding extraordinary and balloon payments. "Average Net Worth" is defined as the average of the amount in the shareholders' equity accounts on the books of the Company, plus the accumulated non-cash reserves for depreciation, depletion and amortization shown on the books of the Company, determined at the close of the last day of each month for the computation period.

        If and to the extent that the Company requests the Advisor, or any of its directors, officers, or employees, to render services for the Company, other than those required to be rendered by the Advisor under the Agreement, such additional services are to be compensated separately on terms to be agreed upon between such party and the Company from time to time, which terms must be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations unaffiliated with the Advisor. Neither the Advisor nor its affiliates received any fees of the types described above during the fiscal year ended December 31, 1993.

        Set forth below is the aggregate compensation paid to the Advisor during the fiscal year ended December 31, 1994:

     Form of Compensation                                            Amount
     --------------------                                            ------
     Regular compensation  . . . . . . . . . . . . . . . . . . . . . $875,004
     20% of Unrefunded Commitment Fees . . . . . . . . . . . . . . . . . $-0-
     Incentive . . . . . . . . . . . . . . . . . . . . . . . . . . . $254,659
             Total . . . . . . . . . . . . . . . . . . . . . . . . $1,129,664


        BROKERAGE FEES PAID THE ADVISOR. Under the Agreement, the Advisor and its affiliates are prohibited from receiving from the Company any brokerage or similar fees for the placement of mortgages or other investments with the Company. However, the Advisor and its affiliates can receive normal brokerage commissions from borrowers in connection with transactions involving the Company, provided that such commissions are fully disclosed to all Directors of the Company and the Directors approve of the transaction and that such commissions (which to the extent paid by the borrower and retained by the Advisor or its affiliates may reduce the yield to the Company) are fair and reasonable and in accord with the prevailing rates in the locality in which the transaction is consummated for the type of transaction involved. The Advisor and its affiliates may, subject to the same terms and conditions, receive normal brokerage commissions from sellers, buyers, lessees and other parties with whom the Company engages in transactions.

MANAGEMENT OF THE ADVISOR

        Set forth below are the names, offices with the Advisor and principal occupations of the current executive officers and directors of the Advisor.

        NAMES AND OFFICES
        WITH THE ADVISOR                     PRINCIPAL OCCUPATION
        -----------------                    --------------------
Maurice Wiener                          See "Election of Directors."
        Chairman of the Board of
        Directors and Chief
        Executive Officer
Lee Gray                                See "Election of Directors."
        President, Treasurer
        and Director
Lawrence I. Rothstein                   Senior Vice President and Secretary of
        Senior Vice President and       the Company; Vice President, Transco.
        Secretary
Bernard Lerner                          Vice President of the Company.
        Vice President
Carlos Camarotti                        Vice President and Assistant
        Vice President and              Secretary of the Company.
        Assistant Secretary


        THE DIRECTORS RECOMMEND THAT THE SHAREHOLDERS APPROVE THE RENEWAL OF THE AGREEMENT. AN AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING OF SHAREHOLDERS IS REQUIRED FOR APPROVAL OF THE RENEWAL OF THE AGREEMENT.

                       INDEPENDENT ACCOUNTANTS

                HMG/Courtland Properties, Inc. (the Company ) and its independent accountant, Deloitte & Touche LLP ( Deloitte & Touche ), have decided to end their relationship by mutual consent effective June 20, 1995. Deloitte & Touche s reports on the Company s financial statements for the past two years do not contain any adverse opinions or disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to end the Company s relationship with Deloitte & Touche was recommended by the Audit Committee of the Company's Board of Directors.

                During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                Deloitte & Touche has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that Deloitte & Touche agrees with the statements in the two preceding paragraphs.

                The Company is presently interviewing several accounting firms and expects to engage one in the next couple of months.

                       SOLICITATION OF PROXIES

        The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by Directors, officers and employees of the Company personally, by telephone or by telegraph.

                           OTHER BUSINESS

        The Board of Directors is not aware of any business other than those items referred to above to be presented for action at the meeting. However, should any other matters requiring a vote of the shareholders arise, the agents named in the accompanying proxy will vote in accordance with their own best judgment.

        In order for proposals of shareholders to be considered for inclusion in the proxy materials for presentation at the 1996 annual meeting of shareholders, such proposals must be received by the Company no later than March 19, 1996.

                       ____________________


        A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, HMG/COURTLAND PROPERTIES, INC., 2701 SOUTH BAYSHORE DRIVE, COCONUT GROVE, FLORIDA 33133.

                       ____________________


         YOU CAN SAVE YOUR COMPANY ADDITIONAL EXPENSE BY SIGNING
            AND RETURNING YOUR PROXY AS PROMPTLY AS POSSIBLE

                             APPENDIX


                    HMG/COURTLAND PROPERTIES, INC.
                              PROXY
             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of HMG/COURTLAND PROPERTIES, INC. ("Company") hereby appoints MAURICE WIENER and LEE GRAY, or either of them with power of substitution, as attorneys and proxies to vote as designated below all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Grove Island Club Resort, 4 Grove Isle Drive, Coconut Grove, Florica on Friday, August 4, 1995 at 10:30 a.m. and at any adjournment or adjournments thereof.


             (Continued and to be signed on reverse side)

[X] Please mark your
    votes as in this
    example.

                          FOR     WITHHELD   Nominees: M. Wiener, L. Gray
1. Election of Directors. [ ]       [ ]                W. Arader, J. Bailey
                                                       H. Comita, G. Eyssell
                                                       N. Fieber
For, except vote withheld from the following nominees(s):



2. Proposal to renew the Advisory     FOR         AGAINST      ABSTAIN
   Agreement between the Company      [ ]           [ ]          [ ]
   and Courtland Group, Inc.

3. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof, all in accordance with the Company's Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE
WITH THE ABOVE INSTRUCTIONS. IN THE ABSENCE OF SUCH
SPECIFICATIONS THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

              PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN
                         THE ENCLOSED ENVELOPE.


SIGNATURES(S)_________________________________________________DATE___________

(Please sign exactly as your name appears hereon. Persons signing as executors, administrators, trustees, guardians, etc., please so indicate when signing.)